THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER ARE ALSO BENEFITTED BY AND SUBJECT TO A REGISTRATION RIGHTS AGREEMENT DATED OF EVEN DATE HEREWITH, BETWEEN FAMILY GOLF CENTERS, INC. (THE "COMPANY") AND THE HOLDERS NAMED THEREIN, A COPY OF WHICH IS ON FILE WITH THE COMPANY.


                                                         Dated: October 15, 1999


                                  WARRANT A -__

                   To Purchase _______ Shares of Common Stock

                            FAMILY GOLF CENTERS, INC.

                             Expiring March 30, 2007

     THIS IS TO CERTIFY THAT, for value received, ____________ or its registered assigns (the "Holder") is entitled to purchase from Family Golf Centers, Inc., a Delaware corporation (the "Company"), at any time or from time to time after 9:00 a.m., New York City time, on the date hereof and prior to 5:00 p.m., New York City time, on the earlier of March 30, 2007, and the Business Day preceding the date of redemption of this Warrant, at the place where a Warrant Agency is located, at the Exercise Price, the number of shares of common stock, par value $.01 per share (the "Common Stock"), of the Company shown above, all subject to adjustment and upon the terms and conditions hereinafter provided and in the Credit Agreement (as hereinafter defined), and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter described.

     This Warrant is one of several warrants (the "Warrants") of the same form and having the same terms as this Warrant, entitling the holders initially to purchase up to an aggregate of _______ shares of Common Stock. The Warrants have been issued pursuant to the Amended and Restated Credit, Security, Guaranty and Pledge Agreement dated as of December 2, 1998 as Amended and Restated as of October 15, 1999 (the "Credit Agreement"), by and among the Company, the guarantors named therein, the lenders named therein (the "Lenders") and the Agent, and the Holder is entitled to certain benefits as set forth therein. The

Company shall keep a copy of the Credit Agreement, and all amendments thereto, at the Warrant Agency and shall furnish, without charge, copies thereof to the Holder upon request.

     Certain terms used in this Warrant are defined in Article V.

                                   ARTICLE I

                              Exercise of Warrants

     1.1. Method of Exercise. To exercise this Warrant in whole or in part, the Holder shall deliver on any Business Day to the Company, at the Warrant Agency,
(a) this Warrant, (b) a written notice, substantially in the form of the Subscription Notice attached hereto, of such Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, the denominations of the share certificate or certificates desired and the name or names in which such certificates are to be registered, and (c) payment of the Exercise Price with respect to such shares. Such payment may be made, at the option of the Holder, by cash, certified or bank cashiers check or wire transfer.

     The Company shall, as promptly as practicable and in any event within seven days thereafter, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of shares of Common Stock specified in said notice together with cash in lieu of any fractions of a share as provided in Section 1.3. The share certificate or certificates so delivered shall be in such denominations as may be specified in such notice or, if such notice shall not specify denominations, in denominations of 100 shares each, and shall be issued in the name of the Holder or such other name or names as shall be designated in such notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and such Holder or any other Person so designated to be named therein shall be deemed for all purposes to have become a holder of record of such shares of Common Stock, as of the date the aforementioned notice is received by the Company. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of such certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant which shall then be returned to the Holder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of share certificates and new Warrants except that, if share certificates or new Warrants shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Holder or such transferee at the time of delivery of the aforementioned notice of exercise or promptly upon receipt of a written request of the Company for payment.

     1.2. Shares to be Fully Paid and Nonassessable. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable and, if the Common Stock is then listed on any national securities exchange (as defined in the Exchange Act) or quoted on The Nasdaq Securities Market Inc., shall be duly listed or quoted thereon, as the case may be.

     1.3. No Fractional Shares to be Issued. The Company shall not be required to issue fractions of shares of Common Stock upon exercise of this Warrant. If any fraction of a share of Common Stock would, but for this Section, be issuable upon any exercise of this Warrant, in lieu of such fractional share of Common Stock the Company shall pay to the Holder, in cash an amount equal to the same fraction of the Fair Market Value of the Company per share of outstanding Common Stock on the Business Day immediately prior to the date of such exercise.

     1.4. Share Legend. Each certificate for shares of Common Stock issued upon exercise of this Warrant, unless at the time of exercise such shares are registered under the Securities Act of 1933, shall bear the following legend:

         "This security has not been registered under the Securities Act of 1933 and any applicable state securities laws and may not be sold or offered for sale unless registered pursuant to such Act or unless an exemption from such registration is available."

     Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act of 1933) shall also bear such legend unless, in the opinion of counsel selected by the holder of such certificate (who may be an employee of such holder) and reasonably acceptable to the Company, the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act of 1933.

     1.5. Reservation. The Company has duly reserved and will keep available for issuance upon exercise of the Warrants the total number of Conversion Shares deliverable from time to time upon exercise of all Warrants from time to time outstanding. The Company will not change the par value of the Common Stock.

                                   ARTICLE II

                      Warrant Agent; Transfer, Exchange and
                             Replacement of Warrants

     2.1. Warrant Agency. If, at any time, Holders of Warrants exercisable into 20% or more of the Conversion Shares subject to outstanding Warrants shall request appointment of an independent warrant agency with respect to the Warrants, the Company shall promptly appoint and thereafter maintain, at its own expense, an agency in New York, New York (the "Warrant Agency") for certain purposes specified herein, and shall give prompt notice of such appointment (and appointment of any successor Warrant Agency) to the holders of all Warrants.

Until an independent Warrant Agency is so appointed, the Company, as long as any of the Warrants remain outstanding, shall perform the obligations of the Warrant Agency provided herein at its address at 538 Broadhollow Road, Melville, New York 11747 or such other address as the Company shall specify by notice to all Warrantholders.

     2.2. Ownership of Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by any person other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentment of this Warrant for registration of transfer as provided in this Article II.

     2.3. Transfer of Warrant. The Company agrees to maintain at the Warrant Agency books for the registration of transfers of the Warrants, and transfer of this Warrant and all rights hereunder shall be registered, in whole or in part, on such books, upon surrender of this Warrant at the Warrant Agency, together with a written assignment of this Warrant duly executed by the Holder or his duly authorized agent or attorney, with (unless the Holder is a bank or an institutional investor) signatures guaranteed by a bank or trust company or a broker or dealer registered with the NASD, and funds sufficient to pay any transfer taxes payable upon such transfer. Upon surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in the instrument of assignment and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled. Notwithstanding the foregoing, a Warrant may be exercised by a new holder without having a new Warrant issued.

     2.4. Division or Combination of Warrants. This Warrant may be divided or combined with other Warrants upon presentment hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Warrant Agency, together with a written notice specifying the names and denominations in which the new Warrant or Warrants are to be issued, signed by the holders hereof and thereof or their respective duly authorized agents or attorneys. Subject to compliance with Section 2.3, as to any transfer which may be involved in the division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

     2.5. Loss, Theft, Destruction of Warrant Certificates. Upon receipt of evidence satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Company (the original Warrantholder's indemnity being satisfactory indemnity in the event of loss, theft or destruction of any Warrant owned by such original Holder), or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

     2.6. Expenses of Delivery of Warrants. The Company shall pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with preparation, issuance and delivery of Warrants hereunder.

                                   ARTICLE III

                                 Certain Rights

     3.1. Registration of Rights. This Warrant is entitled to the benefits of the Registration Rights Agreement dated of even date herewith (the "Registration Rights Agreement") between the Company and each of the Holders identified therein. The Company shall keep a copy of the Registration Rights Agreement, and any amendments thereto, at the Warrant Agency and shall furnish, without charge, copies thereof to the Holder upon request.

     3.2. Contest and Appraisal Rights. Upon each determination of Fair Market Value hereunder, the Company shall promptly give notice thereof to all Warrantholders, setting forth in reasonable detail the method and basis of determination of such Fair Market Value. If Holders of Warrants then exercisable into a majority in interest of the Conversion Shares concerning which the outstanding Warrants are then exercisable shall disagree with such determination and shall, by notice to the Company given within 30 days after the Company's notice of such determination, elect to dispute such determination, such dispute shall be resolved through the Appraisal Procedure.

                                   ARTICLE IV

                             Antidilution Provisions

     4.1. Adjustment Generally. The Exercise Price and the number of shares of Common Stock (or other securities or property) issuable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events as provided in this Article IV.

     4.2. Common Share Reorganization. If the Company shall subdivide any of its outstanding Common Shares into a greater number of shares or consolidate any of its outstanding Common Shares into a smaller number of shares (any such event being called a "Common Share Reorganization"), then (a) the Exercise Price shall be adjusted, effective immediately after the effective date of such Common Share Reorganization, to a price determined by multiplying the Exercise Price in effect immediately prior to such effective date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such effective date before giving effect to such Common Share Reorganization and the denominator of which shall be the number of Common Shares outstanding after giving effect to such Common Share Reorganization, and (b) the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be adjusted, effective at such time, to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Common Share

Reorganization by a fraction, the numerator of which shall be the number of shares outstanding after giving effect to such Common Share Reorganization and the denominator of which shall be the number of Common Shares outstanding immediately before such Common Share Reorganization.

     4.3. Common Share Distribution.

     (a) If the Company, other than pursuant to a Common Share Reorganization or upon exercise of Outstanding Options, Rights and Warrants, shall issue, sell or otherwise distribute any Common Shares (any such event, including any event described in paragraphs (b) and (c) below, being herein called a "Common Share Distribution") for a consideration per share less than the Exercise Price then in effect or less than the Fair Market Value of the Company per outstanding Common Share on the date of such Common Share Distribution (before giving effect to such Common Share Distribution), then, effective upon such Common Share Distribution, the Exercise Price shall be reduced, if such consideration per share shall be less than the Exercise Price then in effect but not less than such Fair Market Value per share, to the lower of the prices (calculated to the nearest one-thousandth of one cent) determined as provided in clauses (i) and
(ii) below or, if such consideration per share shall be less than such Fair Market Value per share, to the lowest of the prices (calculated to the nearest one-thousandth of one cent) determined as provided in clauses (i), (ii) and
(iii) below:

         (i) if the Company shall receive any consideration for the Common Shares issued, sold or distributed in such Common Share Distribution, the consideration per Common Share received by the Company upon such issue, sale or distribution;

         (ii) by dividing (A) an amount equal to the sum of (1) the number of Common Shares outstanding immediately prior to such Common Share Distribution multiplied by the then existing Exercise Price, plus (2) the consideration, if any, received by the Company upon such Common Share Distribution by (B) the total number of Common Shares outstanding immediately after such Common Share Distribution; and

         (iii) by multiplying the Exercise Price in effect immediately prior to such Common Share Distribution by a fraction, the numerator of which shall be the sum of (A) the number of Common Shares outstanding immediately prior to such Common Share Distribution multiplied by such Fair Market Value per share on the date of such Common Share Distribution, plus (B) the consideration received by the Company upon such Common Share Distribution, and the denominator of which shall be the product of (1) the total number of Common Shares outstanding immediately after such Common Share Distribution multiplied by (2) such Fair Market Value per share on the date of such Common Share Distribution.

     If any Common Share Distribution shall require an adjustment to the Exercise Price pursuant to the foregoing provisions of this paragraph (a) including by operation of paragraph (b) or (c) below, then, effective at the time such adjustment is made, the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Common Share Distribution by a fraction, the numerator of which shall be the number of Common Shares outstanding immediately after giving effect to such Common Share Distribution and the denominator of which shall be the sum of the number of Common Shares outstanding immediately before giving effect to such Common Share Distribution plus the number of Common Shares which the aggregate consideration received by the Company with respect to such Common Share Distribution would purchase at the Fair Market Value of the Company per outstanding Common Share on the date of such Common Share Distribution (before giving effect to such Common Share Distribution). In computing adjustments under this paragraph, fractional interests in Common Shares shall be taken into account to the nearest one-thousandth of a share.

     The provisions of this paragraph (a), including by operation of paragraph
(b) or (c) below, shall not operate to increase the Exercise Price or reduce the number of shares of Common Stock subject to purchase upon exercise of this Warrant.

     (b) If the Company shall issue, sell, distribute or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Common Shares or any stock or securities convertible into or exchangeable for Common Shares (such rights, warrants or options, which shall not include any Outstanding Options, Rights and Warrants, being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the rights to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Shares are issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the aggregate amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of Common Shares issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Exercise Price then in effect or less than the Fair Market Value of the Company per outstanding Common Share on the date of granting such Options (before giving effect to such grant), then, for purposes of paragraph (a) above, the total maximum number of Common Shares issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting of such Options and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraph (d) below, no additional adjustment of the Exercise Price shall be made upon the actual exercise of such Options or upon conversion or exchange of such Convertible Securities.

     (c) If the Company shall issue, sell or otherwise distribute (including by assumption) any Convertible Securities (which shall not include any Outstanding Options, Rights and Warrants), whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Shares are issuable upon such conversion or exchange (determined by dividing (i) the aggregate amount received or receivable by the Company as consideration for the issue, sale or distribution of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of Common Shares issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price then in effect or less than the Fair Market Value of the Company per outstanding Common Share on the date of such issue, sale or distribution (before giving effect to such issue, sale or distribution), then, for purposes of paragraph (a) above, the total maximum number of Common Shares issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issue, sale or distribution, of such Convertible Securities and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraph (d) below, no additional adjustment of the Exercise Price shall be made upon the actual conversion or exchange of such Convertible Securities.

     (d) If the exercise price provided for in any Option referred to in paragraph (b) above, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph
(b) or (c) above, or the rate at which any Convertible Securities referred to in paragraph (b) or (c) above are convertible into or exchangeable for Common Shares shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this Article IV), the Exercise Price then in effect and the number of shares of Common Stock subject to purchase on exercise of this Warrant shall forthwith be readjusted (effective only with respect to any exercise of this Warrant after such readjustment) to the Exercise Price and number of shares of Common Stock which would then be in effect had the adjustment made upon the issue, sale, distribution or grant of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be, but only with respect to such Options and Convertible Securities as then remain outstanding. If any such Option expires without being exercised or any such Convertible Securities lapse or expire unexercised, the Exercise Price and the number of shares of Common Stock subject to purchase on exercise of this Warrant shall forthwith be readjusted (effective only with respect to any exercise of this Warrant after such readjustment) to the Exercise Price and the number of shares of Common Stock which would then be in effect had such unexercised Option or lapsed or expired Convertible Securities never been issued.

     (e) If the Company shall pay a dividend or make any other distribution upon any capital stock of the Company payable in Common Shares, Options or Convertible Securities, then, for purposes of paragraph (a) above, such Common Shares, Options or Convertible Securities shall be deemed to have been issued or sold without consideration.

     (f) If any Common Shares, Options or Convertible Securities shall be issued, sold or distributed for cash, the consideration received thereof shall be deemed to be the amount received by the Company therefor, after deduction therefrom of any expenses incurred and any underwriting commissions or concessions paid or allowed by the Company in connection therewith (but only in an amount equal to 50% of such commissions or concessions, to the extent such commissions and concessions do not exceed 8% of the aggregate price at which the Common Shares, Options or Convertible Securities are offered to the public, and in an amount equal to 100% of such commissions or concessions, to the extent such commissions or concessions exceed 8% of such aggregate price). If any Common Shares, Options or Convertible Securities shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the Fair Market Value of such consideration, after deduction of any expenses incurred and any underwriting commissions or concessions paid or allowed by the Company in connection therewith. If any Common Shares, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the reasonable Fair Market Value of such portion of the assets and business of the nonsurviving corporation as shall be attributable to such Common Shares. Options or Convertible Securities, as the case may be. If any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

     4.4. Special Dividends. If the Company shall issue or distribute to all or substantially all holders of any class of Common Shares evidences of indebtedness, any other securities of the Company or any cash, property or other assets (excluding a Common Share Reorganization, a Common Share Distribution or a cash dividend or cash distribution paid out of net profits legally available therefor if the full amount thereof, together with the value of other dividends and distributions made substantially concurrently therewith or pursuant to a plan which includes payment thereof, is equivalent to not more than 5% of the Company's net worth) any such nonexcluded event being herein called a "Special Dividend"), (a) the Exercise Price shall be decreased, effective immediately after the effective date of such Special Dividend, to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the Fair Market Value of the Company per outstanding Common Share on such effective date less the then Fair Market Value of the evidences of indebtedness, securities or property or other assets issued or distributed in such Special Dividend with respect to one Common Share, and the denominator of which shall be such Fair Market Value per Common Share and (b) the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Special Dividend by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such Special Dividend and the denominator of which shall be the Exercise Price in effect immediately after such Special Dividend. A reclassification of Common Shares (other than a change in par value, or from par value to no par value or from no par value, to par value) into Common Shares and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Shares of such shares of such other class of stock and, if the outstanding Common Shares shall be changed into a larger or smaller number of Common Shares as part of such reclassification, a Common Share Reorganization.

     4.5. Capital Reorganizations. If there shall be any consolidation or merger to which the Company is a party, other than a consolidation or a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a Common Share Reorganization) in, outstanding Common Shares, or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety, or any recapitalization of the Company (any such event being called a "Capital Reorganization"), then, effective upon the effective date of such Capital Reorganization, the Holder shall have the right to purchase, upon exercise of this Warrant, the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have owned or have been entitled to receive after such Capital Reorganization if this Warrant had been exercised immediately prior to the effective date of such Capital Reorganization. As a condition to effecting any Capital Reorganization, the Company or the successor or surviving corporation, as the case may be, shall execute and deliver to each Warrantholder and to the Warrant Agency an agreement as to the Warrantholders' rights in accordance with this Section 4.5, providing for subsequent adjustments as nearly equivalent as may be practicable to the adjustments provided for in this Article
IV. The provisions of this Section 4.5 shall similarly apply to successive Capital Reorganizations.

     4.6. Certain Other Events. If any event occurs as to which the foregoing provisions of this Article IV are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Company, fairly protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions or would result in an otherwise nontaxable dividend being treated as a taxable dividend by any taxing authority, then such Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board, to protect such purchase rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Exercise Price or decreasing the number of shares of Common Stock subject to purchase upon exercise of this Warrant.

     4.7. Adjustment Rules.

     (a) Any adjustments pursuant to this Article IV shall be made successively whenever an event referred to herein shall occur.

     (b) No adjustment shall be made pursuant to this Article IV in respect of the issuance from time to time of Common Shares upon the exercise of the Warranty.

     (c) If the Company shall take a record of the holders of its Common Stock or Common Shares for any purpose referred to in this Article IV, then (i) such record date shall be deemed to be the date of the issue, sale, distribution or grant in question and (ii) if the Company shall legally abandon such action prior to effecting such action, no adjustment shall be made pursuant to this
Article IV in respect of such action.

     4.8. Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Article IV, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock which the holders of Warrants are entitled to receive upon exercise thereof.

     4.9. Notice of Adjustment. Not less than 15 nor more than 30 days prior to the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this Article IV, the Company shall give notice to each Warrantholder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment is not determinable at the time of such notice, the Company shall give notice to each Warrantholder of such adjustment and computation promptly after such adjustment becomes determinable.

                                   ARTICLE V

                                  Definitions

     The following terms, as used in this Warrant, have the following meanings:

     "Appraisal Procedure" means a procedure whereby two independent appraisers, one chosen by the Company and one by a majority in interest of the Warrantholders, shall mutually agree upon the determination then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within 15 days after the Appraisal Procedure is invoked, If within 30 days after appointment the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers or, if such first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in the golfing, sports and family entertainment business and a familiarity with the equipment used or operated in such business. The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive on the Company and the Warrantholders; otherwise the average of all three determinations shall be binding and conclusive on the Company and the Warrantholders. The costs of conducting any Appraisal Procedure shall be borne equally by the Company and the Warrantholders requesting such Appraisal Procedure, except that (a) costs separately incurred by the Company and by the Warrantholders shall be separately borne by them and (b) if such Appraisal Procedure shall result in a determination that is disparate by 5% or more from the Company's initial determination, all costs of conducting such Appraisal Procedure shall be borne by the Company.

     "Business Day" means any day excluding Saturday, Sunday and any day on which banking institutions located in New York are authorized by law or other governmental action to be closed, unless there shall have been an offering of the Common Stock registered under the Securities Act of 1933, in which case "Business Day" means (a) if the Common Stock is listed or admitted to trading on a national securities exchange or The Nasdaq Stock Market Inc., a day on which the principal national securities exchange or The Nasdaq Stock Market Inc. on which the Common Stock is listed or admitted to trading is open for business or
(b) if the Common Stock is not so listed or admitted to trading, a day on which any New York Stock Exchange member firm is open for business.

     "Capital Reorganization" is defined in Section 4.5.

     "Closing Date" means October 15, 1999.

     "Closing Price" on any day means (a) to the extent the Common Shares are listed or admitted for trading on a national securities exchange, the reported last sales price regular way or, if no such reported sale occurs on such day, the average of the closing bid and asked prices regular way on such day, in each case on the principal national securities exchange on which such Common Shares are listed or admitted to trading and (b) to the extent the Common Shares are not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market on such day as reported by The Nasdaq Stock Market Inc. or any comparable system or, if not so reported, as reported by any New York Stock Exchange member firm selected by the Company for such purpose.

     "Common Share Distribution" is defined in Section 4.3(a).

     "Common Share Reorganization" is defined in Section 4.2.

     "Common Shares" means the common stock of the Company.

     "Common Stock" is defined in the first paragraph of this Warrant.

     "Company" is defined in the first paragraph of this Warrant.

     "Conversion Shares" means the shares of Common Stock issuable upon the exercise of the Warrants.

     "Convertible Securities" as defined in Section 4.3(b).

     "Credit Agreement" is defined in the second paragraph of this Warrant.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any similar or successor Federal statute, and the rules and regulations of the Securities and Exchange Commission (or its successor) thereunder, all as the same shall be in effect at the time.

     "Exercise Price" means $.50 per share of Common Stock subject to adjustment pursuant to Article IV.

     "Fair Market Value" means the fair market value of the business or property in question, as determined in good faith by the Board of Directors of the Company and, in the case of the Fair Market Value of the Company, by a qualified appraisal firm or an independent investment banking firm chosen by the holders of a majority of the Warrants and Conversion Shares and reasonably acceptable to the Company. The Fair Market Value of the Company shall take into account any increase in such value expected to occur as a result of any public offering of the Common Shares and shall be the greatest of (i) the Fair Market Value of the Company and its subsidiaries as a going concern, (ii) the liquidation value of the Company and its subsidiaries and (iii) the net worth of the Company and its subsidiaries as shown on its latest available consolidated balance sheet. Notwithstanding the foregoing, if, at any date of determination of the Fair Market Value of the Company, any of the Common Shares shall then be publicly traded, the Fair Market Value of the Company on such date shall be the greater of (a) the amount determined as provided above and (b) the Market Price on such date multiplied by the number of Common Shares then outstanding.

     "Holder" is defined in the first paragraph of this Warrant.

     "Market Price" as at any date of determination means the average of the daily Closing Prices of a Common Share for the shorter of (i) the 20 consecutive Business Days ending on the most recent Business Day prior to the Time of Determination and (ii) the period commencing on the issuance, sale, distribution or grant in question through such most recent Business Day prior to the Time of Determination. "Time of Determination" means the time and date of the earlier of
(x) the determination of stockholders entitled to receive such issuance, sale, distribution or grant and (y) the commencement of "ex-dividend" trading in respect thereof.

     "NASD" means The National Association of Securities Dealers, Inc.

     "The Nasdaq Stock Market Inc." means The National Association of Securities Dealers, Inc. Automated Quotation System.

     "Options" is defined in Section 4.3(b).

     "Outstanding Options, Rights and Warrants" means those options, rights and warrants to purchase Common Shares identified in Schedule 4.14 of the Credit Agreement.

     "Registration Rights Agreement" is defined in Section 3.1.

     "Special Dividend" is defined in Section 4.4.

     "Warrant Agency" is defined in Section 2.1.

     "Warrantholder" means a holder of a Warrant.

     "Warrants" is defined in the second paragraph of this Warrant.

                                   ARTICLE VI

                      Purchase and Cancellation of Warrants

     6.1. Purchase of Warrants by the Company. The Company shall have the right to purchase or otherwise acquire Warrants at such times in such manner and for such consideration as it and the holder or holders thereof may deem appropriate.

     6.2. Cancellation. All Warrants purchased or otherwise acquired by the Company shall thereupon be canceled and retired. All Warrants surrendered for exercise or registration of transfer or exchange shall thereupon be canceled and retired.

                                   ARTICLE VII

                                  Miscellaneous

     7.1. Notices. Notices and other communications provided for herein shall be in writing and shall, unless otherwise expressly required, be deemed given when received or, if mailed, four Business Days after being deposited in the United States mail with postage prepaid and properly addressed. In the case of the Holder, such notices and communications shall be addressed to its address as shown on the books maintained by the Warrant Agency, unless the Holder shall notify the Company and the Warrant Agency that notices and communications should be sent to a different address, in which case such notices and communications shall be sent to the address specified by the Holder.

     7.2. Waivers; Amendments. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the holders of Warrants entitling such holders to purchase a majority of the Common Stock subject to purchase upon exercise of such Warrants at the time outstanding (exclusive of Warrants then owned by the Company or any subsidiary or affiliate thereof); provided, however, that no such amendment, modification or waiver shall, without the written consent of the holders of all Warrants at the time outstanding, (a) change the number of shares of Common Stock subject to purchase upon exercise of this Warrant, the Exercise Price or provisions for payment thereof or (b) amend, modify or waive the provisions of this Section or Article III or IV. The provisions of the Credit Agreement and the Registration Rights Agreement may be amended, modified or waived only in accordance with the respective provisions thereof.

     Any such amendment, modification or waiver effected pursuant to this Section or the applicable provisions of the Credit Agreement or the Registration Rights Agreement shall be binding upon the holders of all Warrants and Conversion Shares, upon each future holder thereof and upon the Company. In the event of any such amendment, modification or waiver the Company shall give prompt notice thereof to all holders of Warrants and Conversion Shares and, if appropriate, notation thereof shall be made on all Warrants thereafter surrendered for registration of transfer or exchange.

     No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

     7.3. Governing Law. This Warrant shall be construed in accordance with and governed by the laws of New York, except to the extent that the laws of Delaware shall be mandatorily applicable hereto.

     7.4. Survival of Agreements; Representations and Warranties, etc. All warranties, representations and covenants made by the Company or the Holder herein or in any certificate or other instrument delivered by or on behalf of it in connection with the Warrants shall be considered to have been relied upon by the holder or the Company, respectively, and shall survive the issuance and delivery of the Warrants, regardless of any investigation made by the Holder or the Company, and shall continue in full force and effect so long as this Warrant is outstanding. All statements in any such certificate or other instrument shall constitute representations and warranties hereunder.

     7.5. Covenants To Bind Successors and Assigns. All covenants, stipulations, promises and agreements in this Warrant contained by or on behalf of the Company or the Holder shall bind its successors and assigns, whether so expressed or not.

     7.6. Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     7.7. Section Headings. The section headings used herein are for convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.

     7.8. No Rights as Stockholder. This Warrant shall not entitle the Holder to any rights as a stockholder of the Company.


                           [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, Family Golf Centers, Inc. has caused this Warrant to be executed in its corporate name by one of its officers thereunto duly authorized, and its corporate seal to be hereunto affixed, attested by its Secretary or an Assistant Secretary, all as of the date and year first above written.


                                     FAMILY GOLF CENTERS, INC.



                                     By:
                                        ----------------------------------------
                                        Title:  Chief Executive Officer

[CORPORATE SEAL]

Attest:


--------------------------
Title:  Assistant Secretary























[SIGNATURE PAGE TO WARRANT]

                               SUBSCRIPTION NOTICE



To ________________:

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to purchase thereunder, __________________ shares of Common Stock, as provided for therein, and tenders herewith payment of the Exercise Price in full in the form of cash, certified or bank cashier's check or wire transfer.

     Please issue a certificate or certificates for such shares of Common Stock in the following name or names and denomination or denominations.







     If said number of shares shall not be all the shares issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares less any fraction of a share paid in cash.


Date:  _____________, ____


                                          --------------------------------------
                                          NOTE: The above signature should
                                                correspond exactly with the name
                                                on the face of the attached
                                                Warrant or with the name of the
                                                assignee appearing in the
                                                assignment form below.

                                   ASSIGNMENT

     For value received, __________________________________ hereby sells, assigns, and transfer unto ______________________ the attached Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________ ________________ attorney to transfer of said Warrant on the books of _________________ _____________________ Company with full power of substitution in the premises.


                                          --------------------------------------
                                          NOTE: The above signature should
                                                correspond exactly with the name
                                                on the face of the attached
                                                Warrant


Date:  ___________, ____